Exhibit 99.1
Olo Announces Third Quarter 2022 Financial Results
Third Quarter Revenue Grew 26% Year-over-Year on Increased Module Adoption, Increased Transaction Volume, and Continued Growth in New Locations
New York, New York - November 9, 2022 - Olo Inc. (NYSE:OLO), a leading open SaaS platform for restaurants that enables hospitality at every guest touchpoint, today announced financial results for the third quarter ended September 30, 2022.

“We’re proud of our third quarter results. We generated $47.3 million in total revenue, a 26% increase year over year, as our platform supported increased module adoption within our existing customer base, increased transaction volume, and continued growth in new locations,” said Noah Glass, Olo’s Founder and CEO.

“The Olo platform is purpose-built to help our customers do more with less and create a differentiated and memorable guest experience, and as restaurant executive and operator conversations increasingly focus on sales and margin maintenance due to challenges related to increased inflation, supply chain constraints, and labor dynamics, we believe that Olo’s platform is best positioned to meet restaurants’ needs,” concluded Mr. Glass.
Third Quarter Financial and Other Highlights
•Total revenue increased 26% year-over-year to $47.3 million.
•Platform revenue increased 28% year-over-year to $46.4 million.
•Gross profit increased 9% year-over-year to $32.0 million, and was 68% of total revenue.
•Non-GAAP gross profit increased 15% year-over-year to $34.7 million, and was 73% of total revenue.
•Operating loss was $15.9 million.
•Non-GAAP operating income was $3.0 million.
•Net loss was $14.6 million or $0.09 per share, compared to a net loss of $11.3 million or $0.08 per share a year ago.
•Non-GAAP net income was $4.3 million or $0.02 per share, compared to non-GAAP net income of $5.0 million or $0.03 per share a year ago.
•Cash, cash equivalents and short- and long-term investments totaled $469.2 million as of September 30, 2022.
•Average revenue per unit (ARPU) increased 15% year-over-year, and increased 3% sequentially to approximately $558.
•Ending active locations increased 11% year-over-year to approximately 84,000.
•Dollar-based net revenue retention (NRR) was approximately 107%.
A reconciliation of GAAP to non-GAAP financial measures is provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Metrics.”
Third Quarter and Recent Business Highlights
•Olo expanded relationships within its existing customer base, increasing product adoption across several product suites. Jack in the Box, a top-25 quick service restaurant, or QSR, with more than 2,200 locations replaced their proprietary digital ordering solution with Olo’s Ordering module.
•Olo welcomed leading enterprise brands and convenience stores, or C-Stores, to the platform. Leading enterprise brands such as Smashburger, Ruby Tuesday, and Zaxby’s selected Olo to replace legacy technology providers, leveraging Olo’s open SaaS platform to implement highly customized and personalized digital programs to their guests, while increasing operational efficiencies. C-Stores such as Maverik - Adventure’s First Stop, an intermountain west operator with nearly 400 locations across 12 states, as well as an east coast operator with more than 200 locations selected Olo to enable their guests to order fresh food for pickup or delivery. C-Stores represent an emerging vertical for Olo given their 55,000 location opportunity.
•Olo strengthened its partner network by adding autonomous and piloted robots through partnerships with certified delivery providers Coco Delivery, Refraction AI, and Serve Robotics to fulfill orders in specific markets, as well as voice artificial intelligence ordering solution providers ConverseNow, SYNQ3, and Valyant AI to enable the digital transformation of the drive thru, increase operational efficiency, and improve guest experience.

•Olo implemented product enhancements to better serve its customers, many of which were showcased in Olo’s 2022 Fall Product Release event, which may be viewed at olo.com/quarterly-release. Notably, Olo announced the commercial availability of Borderless, an offering designed to speed and streamline payment across Olo’s network of over 600 brands, and introduced new capacity management capabilities, allowing operators to effectively manage kitchen order flow.
•Olo earned Vendor of the Year awards from fast-casual brands Cousins Subs and Noodles & Company in recognition of the Olo platform’s ability to improve the guest experience and empower restaurant teams to provide hospitality through optimized operations and personalization.
•Olo debuted its updated corporate website at olo.com, which showcases the platform’s modular end-to-end restaurant technology offering that encompasses all guest touchpoints: on-premise, off-premise, guest engagement, and payments. The updated site also includes Olo’s first Environment, Social, and Governance, or ESG, site, viewable at olo.com/ESG. Additionally, Olo debuted a refreshed page for its partner program, Olo Connect, which includes a tiered partner directory of Olo’s expansive technology partners viewable at partners.olo.com.
Financial Outlook
As of November 9, 2022, Olo is issuing the following outlook for the fourth quarter of 2022 and fiscal year 2022:
For the fourth quarter of 2022, Olo expects to report:

•Revenue in the range of $48.2 million to $48.7 million; and
•Non-GAAP operating income in the range of $2.6 million to $3.0 million.

For the fiscal year 2022, Olo expects to report:

•Revenue in the range of $183.8 million to $184.3 million; and
•Non-GAAP operating income in the range of $9.3 million to $9.7 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Olo’s control. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in Olo’s operating results may be particularly pronounced in the current macroeconomic environment, which has been characterized by rising inflation and interest rates, lower consumer confidence, uncertainty caused by the ongoing COVID-19 pandemic, volatility in part due to the war in Ukraine, and the risk of a global recession, the severity, duration, and ultimate impact of which is difficult to predict at this time. While Olo has benefited from the acceleration of demand for off-premise dining, Olo’s business and financial results could be materially adversely affected in the future if off-premise dining declines.
Webcast and Conference Call Information
Olo will host a conference call today, November 9, 2022, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website (www.olo.com), and a replay will be available on the website as well.

Available Information
Olo announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the “Investor
Relations” page of the Company’s website (www.olo.com), and the Company’s Twitter account @Olo, in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Olo
Olo is a leading open SaaS platform for restaurants that enables hospitality at every guest touchpoint. Millions of orders per day run on Olo’s on-demand commerce engine, providing restaurants a single source to understand and serve every guest from every channel, whether direct or third-party. With integrations to over 300 technology partners, Olo customers can build personalized guest experiences in and outside of their four walls, utilizing one of the largest and most flexible restaurant tech ecosystems on the market. Over 600 restaurant brands trust Olo to grow their digital ordering and delivery programs, do more with less, and make every guest feel like a regular. Learn more at olo.com.
Contacts
Media
Olo@icrinc.com
Investor Relations
InvestorRelations@olo.com
646.389.2754

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
In this press release, we refer to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles, or GAAP. We use non-GAAP financial measures, as described below, in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance as measured by such non-GAAP figures, facilitate period-to-period comparisons of core operating results, and assist shareholders in better evaluating us by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods.

A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of our GAAP financial results. Because our non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below: non-GAAP gross profit (total and each line item, and total and each non-GAAP gross profit item on a margin basis as a percentage of revenue), non-GAAP operating expenses (each line item and each non-GAAP operating expense item on a margin basis as a percentage of revenue), non-GAAP operating income (and on a margin basis as a percentage of revenue), non-GAAP net income (and on a per share basis), and free cash flow.

We adjust our GAAP financial measures for the following items to calculate one or more of our non-GAAP financial measures (other than free cash flow): stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions) and related payroll tax expense, equity expense related to charitable contributions (non-cash expense), intangible and internal-use software amortization (non-cash expense), change in fair value of warrants, other non-cash charges, severance costs, including those related to the departure of our Chief Customer Officer, costs and an impairment charge associated with the sublease of our corporate headquarters, transaction costs incurred within one year of the related acquisition, and related income tax impacts.

Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense and related payroll tax expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Management believes that it is useful to exclude certain non-cash charges and non-core operational charges from non-GAAP operating income because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses can vary significantly between periods. For 2022, payroll tax expenses related to equity compensation awards were added to our calculation of non-GAAP operating income. We have historically excluded stock-based compensation expense from non-GAAP operating income, and management believes that excluding the related payroll tax expense is important and consistent, as such payroll tax expenses are directly impacted by unpredictable fluctuations in our stock price. Prior period amounts have been revised to conform with the current year presentation.

Free cash flow represents net cash provided by or used in operating activities, reduced by purchases of property and equipment and capitalization of internal-use software. Free cash flow is a measure used by management to understand and evaluate our liquidity and to generate future operating plans. Free cash flow excludes items that we do not consider to be indicative of our liquidity. The reduction of capital expenditures facilitates comparisons of our liquidity on a period-to-period basis. We believe providing free cash flow provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business from the perspective of our management and Board of Directors.

Key Performance Indicators

In addition, we also use the following key performance indicators to help us evaluate our business, identify trends affecting the business, formulate business plans, and make strategic decisions.

Active Locations: We define an active location as a unique restaurant location that is utilizing one or more of our modules at the end of a quarterly period. We believe that active location count is an important metric that demonstrates the growth and scale of our overall business and reflects our ability to attract, engage, and monetize our customers and thereby drive revenue, as well as provides a base to expand usage of our modules.

Average revenue per unit (ARPU): We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe ARPU is an important metric that measures monetization of our platform and demonstrates our ability to grow within our customer base through the development of products that our customers value.

Dollar-based net revenue retention (NRR): We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR. We believe that NRR is an important metric demonstrating our ability to retain our customers and expand their use of our modules over time, proving the stability of our revenue base and the long-term value of our customer relationships.
Forward-Looking Statements
Statements we make in this press release include statements that are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which may be identified by the use of words such as “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, our financial guidance for the fourth quarter of 2022 and the full year 2022, our future performance and growth and market opportunities, including new products and continued module adoption, our business strategy, our ability to sustain our profitability, customer adoption of our products and expectations for capturing market share and our delivery of new products or product features, our aspirations with respect to ESG initiatives, and expectations regarding the impact of macroeconomic conditions and the ongoing COVID-19 pandemic on our business and industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the ongoing COVID-19 pandemic on our business, including the emergence of any new variants; the business of our customers and economic conditions, including rising inflation, labor dynamics, increasing interest rates, and any reductions in consumer spending on dining due to the general economic climate; our focus on the long-term and our investments in sustainable, profitable growth; our ability to acquire new customers, have existing customers adopt additional modules, and successfully retain existing customers; impact of competitors, price competition, or the ability of our customers to replace some of our products with their own internal platforms; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; our actual or perceived failure to comply with our obligations related to data privacy, cybersecurity and processing payment transactions; the impact of new and existing laws and regulations on our business; changes to our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of client spend retention; competition; changes in the amount and mix of transactions facilitated through our platform; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans; future changes to our pricing model; changes in management; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to our customers’ spending decisions and consumer ordering behavior particularly as COVID-19 associated restrictions continue to abate. Significant variations from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.
Additional risks and uncertainties that could affect our financial results and forward-looking statements are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 that will be filed following this earnings release, our Annual Report on Form 10-K for the year ended December 31, 2021, our subsequent Quarterly Reports on Form 10-Q, and our other SEC filings, which are available on the “Investor Relations” page of our website at www.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of September 30, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$366,399	$514,445
Short-term investments	101,956	—
Accounts receivable, net of allowances of $612 and $657, respectively	43,108	42,319
Contract assets	402	568
Deferred contract costs	2,729	2,567
Prepaid expenses and other current assets	6,644	5,718
Total current assets	521,238	565,617
Property and equipment, net	10,540	3,304
Intangible assets, net	22,688	19,635
Goodwill	207,540	162,956
Contract assets, noncurrent	619	387
Deferred contract costs, noncurrent	3,991	3,616
Operating lease right-of-use assets	14,568	—
Long-term investments	804	—
Other assets, noncurrent	452	361
Total assets	$782,440	$755,876
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,930	$2,184
Accrued expenses and other current liabilities	46,543	45,395
Unearned revenue	2,608	1,190
Operating lease liabilities, current	2,666	—
Total current liabilities	53,747	48,769
Unearned revenue, noncurrent	1,121	3,014
Operating lease liabilities, noncurrent	16,328	—
Other liabilities, noncurrent	243	2,343
Total liabilities	71,439	54,126
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,700,000,000 shares authorized at September 30, 2022 and December 31, 2021; 105,063,706 and 78,550,530 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at September 30, 2022 and December 31, 2021; 58,421,140 and 79,149,659 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively.	163	158
Preferred stock, $0.001 par value; 20,000,000 shares authorized at September 30, 2022 and December 31, 2021.	—	—
Additional paid-in capital	860,574	813,166
Accumulated deficit	(149,316)	(111,574)
Accumulated other comprehensive loss	(420)	—
Total stockholders’ equity	711,001	701,750
Total liabilities and stockholders’ equity	$782,440	$755,876

OLO INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Platform	$46,357	$36,084	$132,361	$105,533
Professional services and other	909	1,306	3,262	3,876
Total revenue	47,266	37,390	135,623	109,409
Cost of revenue:
Platform	13,920	6,632	37,693	18,419
Professional services and other	1,346	1,532	4,543	3,958
Total cost of revenue	15,266	8,164	42,236	22,377
Gross profit	32,000	29,226	93,387	87,032
Operating expenses:
Research and development	19,101	14,485	53,159	42,872
General and administrative	20,894	21,270	56,090	53,034
Sales and marketing	7,923	4,728	24,890	12,265
Total operating expenses	47,918	40,483	134,139	108,171
Loss from operations	(15,918)	(11,257)	(40,752)	(21,139)
Other income (expenses), net:
Interest income	1,525	—	2,110	—
Interest expense	(70)	—	(116)	—
Other (expense) income	(7)	(15)	6	(23)
Change in fair value of warrant liability	—	—	—	(18,930)
Total other income (expenses), net	1,448	(15)	2,000	(18,953)
Loss before income taxes	(14,470)	(11,272)	(38,752)	(40,092)
Provision (benefit) for income taxes	90	36	(1,010)	110
Net loss	$(14,560)	$(11,308)	$(37,742)	$(40,202)
Accretion of redeemable convertible preferred stock to redemption value	—	—	—	(14)
Net loss attributable to Class A and Class B common stockholders	$(14,560)	$(11,308)	$(37,742)	$(40,216)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.09)	$(0.08)	$(0.23)	$(0.35)
Diluted	$(0.09)	$(0.08)	$(0.23)	$(0.35)
Weighted-average Class A and Class B common shares outstanding:
Basic	162,364,654	148,452,987	160,667,412	113,451,378
Diluted	162,364,654	148,452,987	160,667,412	113,451,378

OLO INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Operating activities
Net loss	$(37,742)	$(40,202)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,285	800
Stock-based compensation	35,104	21,417
Stock-based compensation in connection with vesting of Stock Appreciation Rights	—	2,847
Charitable donation of Class A common stock	1,406	13,107
Bad debt expense	263	283
Change in fair value of warrants	—	18,930
Non-cash lease expense	1,706	—
Deferred income tax benefit	(1,421)	—
Non-cash impairment charges	2,806	—
Other non-cash loss, net	(560)	—
Changes in operating assets and liabilities:
Accounts receivable	(602)	4,966
Contract assets	(66)	(898)
Prepaid expenses and other current assets	(404)	(3,256)
Deferred contract costs	(537)	(594)
Accounts payable	(452)	(3,721)
Accrued expenses and other current liabilities	927	10,350
Operating lease liabilities	(1,893)	—
Unearned revenue	(558)	2,354
Other liabilities, noncurrent	136	(174)
Net cash provided by operating activities	2,398	26,209
Investing activities
Purchases of property and equipment	(454)	(324)
Capitalized internal-use software	(6,997)	(871)
Acquisitions, net of cash acquired	(49,241)	—
Purchases of investments	(114,006)	—
Sales and maturities of investments	11,388	—
Net cash used in investing activities	(159,310)	(1,195)
Financing activities
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts	—	485,541
Cash received for employee payroll tax withholdings	7,083	25,696
Cash paid for employee payroll tax withholdings	(7,012)	(18,691)
Proceeds from exercise of warrants	—	392
Payment of deferred finance costs	—	(135)
Payment of deferred offering costs	(423)	(4,118)
Proceeds from exercise of stock options and purchases under employee stock purchase plan	9,218	8,287
Net cash provided by financing activities	8,866	496,972
Net (decrease) increase in cash and cash equivalents	(148,046)	521,986
Cash and cash equivalents, beginning of period	514,445	75,756
Cash and cash equivalents, end of period	$366,399	$597,742

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Gross profit and gross margin reconciliation:
Platform gross profit, GAAP	$32,437	$29,452	$94,668	$87,114
Plus: Stock-based compensation expense and related payroll tax expense (1)	1,380	762	4,386	1,942
Plus: Amortization	1,132	138	2,728	413
Plus: Severance costs	17	—	17	—
Platform gross profit, non-GAAP	34,966	30,352	101,799	89,469
Services gross profit, GAAP	(437)	(226)	(1,281)	(82)
Plus: Stock-based compensation expense and related payroll tax expense (1)	169	116	618	362
Plus: Severance costs	36	—	36	—
Services gross profit, non-GAAP	(232)	(110)	(627)	280
Total gross profit, GAAP	32,000	29,226	93,387	87,032
Total gross profit, non-GAAP	34,734	30,242	101,172	89,749
Platform gross margin, GAAP	70%	82%	72%	83%
Platform gross margin, non-GAAP	75%	84%	77%	85%
Services gross margin, GAAP	(48)%	(17)%	(39)%	(2)%
Services gross margin, non-GAAP	(26)%	(8)%	(19)%	7%
Total gross margin, GAAP	68%	78%	69%	80%
Total gross margin, non-GAAP	73%	81%	75%	82%
Sales and marketing reconciliation:
Sales and marketing, GAAP	7,923	4,728	24,890	12,265
Less: Stock-based compensation expense and related payroll tax expense (1)	1,395	512	4,390	1,436
Less: Amortization	341	—	997	—
Less: Transaction costs	—	—	79	—
Less: Severance costs	112	—	112	—
Sales and marketing, non-GAAP	6,075	4,216	19,312	10,829
Sales and marketing as % total revenue, GAAP	17%	13%	18%	11%
Sales and marketing as % total revenue, non-GAAP	13%	11%	14%	10%
Research and development reconciliation:
Research and development, GAAP	19,101	14,485	53,159	42,872
Less: Stock-based compensation expense and related payroll tax expense (1)	3,603	2,570	10,614	8,895
Less: Non-cash capitalized software impairment	—	—	475	—
Less: Severance costs	72	—	72	—
Research and development, non-GAAP	15,426	11,915	41,998	33,977
Research and development as % total revenue, GAAP	40%	39%	39%	39%
Research and development as % total revenue, non-GAAP	33%	32%	31%	31%
General and administrative reconciliation:
General and administrative, GAAP	20,894	21,270	56,090	53,034
Less: Stock-based compensation expense and related payroll tax expense (1)	5,559	3,907	15,816	12,250
Less: Charitable donation of Class A common stock	1,406	7,982	1,406	13,107
Less: Costs and impairment charge associated with sublease of corporate headquarters	3,272	—	3,272	—
Less: Amortization	40	—	113	—
Less: Severance costs	386	—	941	—
Less: Transaction costs	(19)	343	1,388	343
General and administrative, non-GAAP	10,250	9,038	33,154	27,334
General and administrative as % total revenue, GAAP	44%	57%	41%	48%
General and administrative as % total revenue, non-GAAP	22%	24%	24%	25%

(1) For 2022, payroll tax expenses related to equity compensation awards were added to our calculation of non-GAAP operating income. We have historically excluded stock-based compensation expense from non-GAAP operating income, and management believes that excluding the related payroll tax expense is important and consistent, as such payroll tax expenses are directly impacted by unpredictable fluctuations in our stock price. Prior period amounts have been revised to conform with the current year presentation.

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except percentages and share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating income (loss) reconciliation:
Operating loss, GAAP	$(15,918)	$(11,257)	$(40,752)	$(21,139)
Plus: Stock-based compensation expense and related payroll tax expense (1)	12,106	7,867	35,824	24,885
Plus: Charitable donation of Class A common stock	1,406	7,982	1,406	13,107
Plus: Costs and impairment charge associated with sublease of corporate headquarters	3,272	—	3,272	—
Plus: Non-cash capitalized software impairment	—	—	475	—
Plus: Amortization	1,513	138	3,838	413
Plus: Severance costs	623	—	1,178	—
Plus: Transaction costs	(19)	343	1,467	343
Operating income, non-GAAP	2,983	5,073	6,708	17,609
Operating margin, GAAP	(34)%	(30)%	(30)%	(19)%
Operating margin, non-GAAP	6%	14%	5%	16%
Net income (loss) reconciliation:
Net loss, GAAP	(14,560)	(11,308)	(37,742)	(40,202)
Plus: Stock-based compensation expense and related payroll tax expense (1)	12,106	7,867	35,824	24,885
Plus: Charitable donation of Class A common stock	1,406	7,982	1,406	13,107
Plus: Costs and impairment charge associated with sublease of corporate headquarters	3,272	—	3,272	—
Plus: Non-cash capitalized software impairment	—	—	475	—
Plus: Amortization	1,513	138	3,838	413
Plus: Change in fair value of warrant liability	—	—	—	18,930
Plus: Severance costs	623	—	1,178	—
Plus: Transaction costs	(19)	343	1,467	343
Less: Transaction-related deferred income tax benefit	—	—	(1,421)	—
Net income, non-GAAP	4,341	5,022	8,297	17,476
Fully diluted net loss per share attributable to Class A and Class B common stockholders, GAAP	$(0.09)	$(0.08)	$(0.23)	$(0.35)
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	162,364,654	148,452,987	160,667,412	113,451,378
Fully diluted net income per share attributable to Class A and Class B common stockholders, non-GAAP	$0.02	$0.03	$0.05	$0.10
Fully diluted Class A and Class B common shares outstanding, non-GAAP	181,863,142	185,086,261	182,334,581	177,315,424

(1) For 2022, payroll tax expenses related to equity compensation awards were added to our calculation of non-GAAP operating income. We have historically excluded stock-based compensation expense from non-GAAP operating income, and management believes that excluding the related payroll tax expense is important and consistent, as such payroll tax expenses are directly impacted by unpredictable fluctuations in our stock price. Prior period amounts have been revised to conform with the current year presentation.

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$3,268	$10,738	$2,398	$26,209
Purchase of property and equipment	(45)	(53)	(454)	(324)
Capitalization of internal-use software	(1,872)	(482)	(6,997)	(871)
Non-GAAP free cash flow	$1,351	$10,203	$(5,053)	$25,014